UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	March 5, 2024

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 W. Franklin Street
Elkhart,	Indiana	46516	(574)	294-7511
(Address of Principal Executive Offices)		(Zip Code)	Registrant's Telephone Number, including area code

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	PATK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 5, 2024, Patrick Industries, Inc. (the “Company”) announced the appointment of Andrew C. Roeder as Executive Vice President-Finance, Chief Financial Officer and Treasurer of the Company effective March 5, 2024.
Prior to his appointment, Mr. Roeder, 47, served as Chief Financial Officer of Polaris Boats from 2018 to the present. Prior to his role at Polaris, Inc. Mr. Roeder was the Chief Financial Officer of Bennington Marine (“Bennington”) from 2016 to 2018, and the Director of Financial Planning & Analysis for Bennington from 2014 to 2015. Mr. Roeder began his career with Ernst & Young in 2000 and during his tenure was promoted to successive roles with greater responsibility. Mr. Roeder received his Bachelor of Science in Finance from Indiana University and his Master of Science in Accountancy from the University of Notre Dame.
Mr. Roeder is the brother of Charlie Roeder, Executive Vice President of Sales of the Company. There are no transactions or proposed transactions to which the Company is a party, or intended to be a party, in which Mr. Roeder has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended. There are no arrangements or understandings with any other person pursuant to which Mr. Roeder was appointed as the Company’s Executive Vice President-Finance, Chief Financial Officer, and Treasurer.

In connection with Mr. Roeder’s appointment as Executive Vice President-Finance, Chief Financial Officer and Treasurer, the Company and Mr. Roeder entered into an Employment Agreement on March 5, 2024 (the “Employment Agreement”), which provides that Mr. Roeder will report to the Company’s Chief Executive Officer, perform such duties as are assigned or delegated to him by the Chief Executive Officer and devote his entire business time to the Company. Mr. Roeder’s employment term will continue until terminated by either party in accordance with the Employment Agreement. Pursuant to the Employment Agreement, Mr. Roeder is entitled to: (i) an annual base salary of $500,000, (ii) participate in the Company’s benefit plans as they are generally available to the Company's employees, (iii) participate in the Company’s short-term incentive plan, with a 2024 target of $750,000, and (iv) participate in the Company’s long-term incentive plan with a grant of 15,000 restricted common stock units, which will vest in 5,000 share increments on March 5, 2025, 2026, and 2027, subject to continued employment, and 5,283 common stock units, of which 1,057 units will vest on January 24, 2027, subject to Mr. Roeder’s continued employment, and 4,226 units will vest on December 31, 2026, subject to Mr. Roeder’s continued employment and the satisfaction of the executive long-term incentive program targets under the long-term incentive plan. The restricted common stock units have been issued under the Company’s 2009 Omnibus Incentive Plan.

The Employment Agreement contains provisions for termination with and without cause, and restrictive covenants and confidentiality provisions.
The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
A copy of the press release dated March 5, 2024 announcing Mr. Roeder’s appointment as described above is attached hereto as Exhibit 99.1.
Item 7.01     Regulation FD Disclosure
The information referenced in this Form 8-K is furnished pursuant to Item 7.01, “Regulation FD Disclosure.” Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
(a) Slides for Investor Presentation as contained in Exhibit 99.2 and is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits
(d)    Exhibits
Exhibit 10.1 - Employment Agreement, dated March 5, 2024, by and between Patrick Industries, Inc. and Andrew C. Roeder
Exhibit 99.1 - Press Release issued March 5, 2024
Exhibit 99.2 - Slides for Investor Presentation
Exhibit 104 - Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: March 11, 2024	By:	/s/ Andy L. Nemeth
Andy L. Nemeth
Chief Executive Officer